UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2006

Dendreon Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 First Avenue Seattle, Washington	98121
(Address of Principal Executive Office)	(Zip Code)

(206) 256-4545

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 10, 2006, management of Dendreon Corporation (the “Company”) concluded that the Company’s interim financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 should no longer be relied upon. The Company amended its Form 10-Q on October 10, 2006 in order to restate the financial statements contained in such report.

The restatement is to change our accounting for the prepayment made to Diosynth RTP, Inc. in April 2006, under our December 2005 supply agreement, which was originally recorded as prepaid manufacturing costs on the basis that no services had been performed by Diosynth and no product had been delivered. We have now determined that this payment should have been accounted for under Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs” as research and development expense due to the uncertain future economic benefit of this payment as determined in accordance with The Financial Accounting Standards Board Concepts Statement No. 6. We have therefore reflected in our amended Form 10-Q/A the $6.3 million payment to Diosynth as research and development expense instead of a prepaid manufacturing cost for the three and six months ended June 30, 2006. The Company does not believe this revision will have any effect on reported results for any other past or future periods.

The Company’s management has discussed the matters disclosed in this Form 8-K with Ernst and Young, LLP, its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dendreon Corporation

Date: October 10, 2006	By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary
(Principal Financial Officer)